                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
|X| Definitive Proxy Statement           only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   IMPATH Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing party:

      4)    Date Filed:

                                   ----------

                    Notice of Annual Meeting of Stockholders
                            to be held June 19, 2000

                                   ----------

                                                              New York, New York
                                                              April 28, 2000

To the Holders of Common Stock
 of IMPATH Inc.:

            The Annual Meeting of Stockholders of IMPATH Inc. will be held at The Regency Hotel, 540 Park Avenue, New York, New York, on Monday, June 19, 2000 at 9:30 A.M. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

            1. To elect seven members of the Board of Directors of the Company.

            2. To consider and take action upon a proposal to approve the IMPATH Inc. 2000 Long Term Incentive Plan.

            3. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG LLP to serve as the Company's independent accountants for the Company's fiscal year ending December 31, 2000.

            4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

            The close of business on April 20, 2000 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of the Company at 521 West 57th Street, New York, New York 10019, during the ten-day period preceding the Meeting.

            By Order of the Board of Directors,

                                        Richard P. Adelson
                                        Secretary

            You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                   IMPATH Inc.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

            This Proxy Statement, which will be mailed commencing on or about April 28, 2000 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of IMPATH Inc. for use at the Annual Meeting of Stockholders to be held on June 19, 2000, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 521 West 57th Street, New York, New York 10019.

            At the close of business on April 20, 2000, the record date stated in the accompanying Notice, the Company had issued and outstanding 7,677,607 shares of common stock, $.005 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

            A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

            Directors are elected by plurality vote. Adoption of proposals 2 and 3 will require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote thereon at the meeting. Shares held by stockholders who abstain from voting on a matter will be treated as "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter.

Security Ownership of Certain Beneficial Owners

            The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of March 31, 2000, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                       Shares of Common Stock     Percent
Name and Address                                         Owned Beneficially       of Class
----------------                                       ----------------------     --------

Massachusetts Financial Services Company (1)
500 Boylston Street
15th Floor
Boston, Massachusetts  02116                                  631,193              8.2%

Dresdner RCM Global Investors L.L.C. (2)
Dresdner RCM Global Investors U.S. Holdings L.L.C.
Four Embarcadero Center
San Francisco, California  94111
Dresdner Bank AG (2)
Jurgen - Proto - Platz
60301 Frankfurt, Germany                                      532,500              6.9%

-------------

(1) Information as to Massachusetts Financial Services Company is based upon reports on Schedule 13G filed with the Securities and Exchange Commission (the "Commission") by such stockholder. Such reports indicate that such stockholder beneficially owns an aggregate of 631,193 shares.
(2) Information as to Dresdner RCM Global Investors L.L.C., Dresdner RCM Global Investors U.S. Holdings L.L.C. and Dresdner Bank AG is based upon reports on Schedule 13G filed with the Commission by such stockholders. Such reports indicate that such stockholders beneficially own an aggregate of 532,500 shares.

Security Ownership of Directors and Executive Officers

            The following table sets forth, as of March 31, 2000, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors and nominees for directors, each of the Company's four most highly compensated executive officers, and all directors and executive officers as a group, based upon information provided by such persons to the Company.

                                                                       Shares of Common Stock       Percent
Name                                                                    Owned Beneficially(1)     of Class(1)
----                                                                   ----------------------     -----------

Anu D. Saad, Ph.D. (2)............................................            163,382                2.1%

Richard P. Adelson (3)............................................             37,235                  *

David Cammarata (4)...............................................             16,191                  *

James B. Douglass, Ph.D. (5) .....................................              3,646                  *

John L. Cassis (6)................................................              8,359                  *

Richard J. Cote, M.D. (7).........................................             99,760                1.3%

George S. Frazza (8)..............................................             13,406                  *

David J. Galas, Ph.D. (9).........................................              2,436

Joseph A. Mollica, Ph.D. (10).....................................             12,090                  *

Marcel Rozencweig, M.D. (11)......................................             10,871                  *

All directors and executive officers as a group (10 persons)
(2), (3), (4), (5), (6), (7), (8), (9), (10), (11)................            367,376                4.7%

-------------
* Less than one percent.
(1) Amounts and percentages include outstanding warrants or options which are exercisable within 60 days of March 31, 2000.
(2) Includes 61,579 shares issuable pursuant to currently exercisable stock options and 532 shares issuable pursuant to currently exercisable warrants.
(3) Includes 34,727 shares issuable pursuant to currently exercisable stock options.
(4) Consists of 16,191 shares issuable pursuant to currently exercisable stock options.
(5) Consists of 3,646 shares issuable pursuant to currently exercisable stock options.
(6) Includes 1,458 shares issuable pursuant to currently exercisable stock options and 2,500 shares held by Tower Hall Profit Sharing Trust for the benefit of Mr. Cassis.
(7) Includes 32,037 shares issuable pursuant to currently exercisable stock options.
(8) Includes 5,906 shares issuable pursuant to currently exercisable stock options.
(9) Consists of 2,436 shares issuable pursuant to currently exercisable stock options.
(10) Consists of 12,090 shares issuable pursuant to currently exercisable stock options.
(11) Includes 9,746 shares issuable pursuant to currently exercisable stock options.

                            I. ELECTION OF DIRECTORS

            Seven directors of the Company are to be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders or a successor shall have been chosen and qualified.

            It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the seven nominees listed below, unless otherwise instructed in such Proxy. Each such nominee is presently serving as a director. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve.

            Certain information concerning the nominees for election as directors of the Company is set forth below. Information concerning ownership of the Common Stock by such nominees and other directors is set forth in the preceding table. All of such information was furnished by them to the Company.

Nominees for Election

            ANU D. SAAD, PH.D., age 43. Dr. Saad has been President and Chief Executive Officer of the Company since October 1993. Prior to that, she was the Company's Scientific Director and Director of Business Development. Before joining the Company in 1990, Dr. Saad was Assistant Professor of Cell Biology and Anatomy at Cornell University Medical College/New York Hospital. Dr. Saad has published extensively and is the recipient of many awards, including from the National Institute of Health, Muscular Dystrophy Association, Andrew W. Mellon Foundation, Charles H. Revson Foundation, Inc. and the American Cancer Society. Dr. Saad received her Bachelor's Degree in Biology from the University of Pennsylvania and her Ph.D. in Developmental Biology from the University of Chicago. Dr. Saad has been a director of the Company since 1993.

            JOHN L. CASSIS, age 51. Mr. Cassis has been Chairman of the Board of Directors of the Company since 1993. Mr. Cassis has been a partner in Cross Atlantic Partners since 1994. Prior to that, he was a director of Salomon Brothers Inc, where he co-founded Salomon Brothers Venture Capital in 1986 and headed it from 1990 to 1994. From 1981 to 1986, he headed and ran Tower Hall Inc., an independent merchant bank. From 1976 to 1981, he was a Managing Director of Ardshiel Associates Inc., a merchant bank. In 1972, Mr. Cassis was employed by Johnson & Johnson where he founded the J&J Development Corp., that firm's venture capital arm, and was J&J's Manager of Acquisitions. Mr. Cassis is currently on the Board of Directors of The Codman Group, Nomos, NMN Inc. and Ilex Oncology Inc., and is Chairman of the Board of Directors of

Dome Imaging Systems, Inc. Mr. Cassis received his Bachelor's Degree and M.B.A. from Harvard University. Mr. Cassis has been a director of the Company since 1991.

            RICHARD J. COTE, M.D., age 45. Dr. Cote was one of the founders of IMPATH and is the Company's principal scientific and strategic consultant. Dr. Cote is Attending Pathologist at the Kenneth J. Norris Cancer Center and a Professor of Pathology and Urology at the University of Southern California. He was trained at the University of Michigan, Cornell University Medical College/New York Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Cote holds patents on monoclonal antibody technology and is a leader in the developmental use of monoclonal antibodies in cancer diagnosis and prognosis. Dr. Cote is also known for his work in breast, prostate and bladder cancers and in the immunopathological analysis of cancer. Dr. Cote has been or is on the Scientific Advisory Boards of Johnson & Johnson, Neoprobe Corporation and Chromavision Medical Systems Inc., and is a consultant to various national and international organizations, such as the National Cancer Institute. Dr. Cote graduated Phi Beta Kappa from the University of California with a Bachelor's Degree in Biology and Chemistry. He received his M.D. from the University of Chicago Pritzker School of Medicine. Dr. Cote has been a director of the Company since 1988.

            GEORGE S. FRAZZA, age 66. Mr. Frazza has been Of Counsel to Patterson, Belknap Webb & Tyler LLP since February 1997. Prior to that, Mr. Frazza spent more than 30 years with Johnson & Johnson, where he was most recently Vice President and General Counsel. Mr. Frazza received his Bachelor's Degree from Marietta College and his law degree from Columbia University. Mr. Frazza has been a director of the Company since September 1998.

            DAVID J. GALAS, PH.D., age 56. Dr. Galas is Dean of the Keck Graduate Institute of Applied Life Sciences, a new institution which focuses on the application of biological science and engineering, including informatics and computational methods, to problems in medicine and applied biology. Dr. Galas was co-founder, President and Chief Executive Officer of Darwin Molecular Corporation, and President of its successor corporation, Chiroscience R&D. Previously, Dr. Galas had been Professor of Molecular Biology, University of Southern California, and Deputy Assistant Secretary, Director of Biological and Environmental Research, in the Department of Energy with responsibility for the Human Genome Project. Dr. Galas is currently on the Board of Biology of the National Academy of Science, the Board of Governors of the National Center for Genome Resources, and the Editorial Board of the Journal of Computational Biology among other affiliations. From 1990 through 1993, he served on the National Cancer Advisory Board. Dr. Galas has been a director of the Company since June 1999.

            JOSEPH A. MOLLICA, PH.D., age 59. Dr. Mollica is Chairman and Chief Executive Officer of Pharmacopeia, Inc., a Princeton, New Jersey-based company engaged in the field of research to discover low molecular weight drug compounds using combinatorial chemistry and automated high throughput screening. Prior to joining Pharmacopeia, Dr. Mollica was President and Chief Executive Officer of DuPont Merck Pharmaceutical Company. He also served as Vice President, Medical Products for

DuPont, and Senior Vice President of Ciba-Geigy Corp. Dr. Mollica is currently on the Board of Directors of Pharmacopeia, Inc., Neurocrine Biosciences, Inc., USP, Inc. and the Biotechnology Council of New Jersey. He received his Bachelor's Degree in Pharmaceutical Chemistry from the University of Rhode Island and his Master's Degree and Ph.D. in Pharmaceutical and Physical Chemistry from the University of Wisconsin. Dr. Mollica has been a director of the Company since 1995.

            MARCEL ROZENCWEIG, M.D., age 54. Dr. Rozencweig is Vice President, Strategic Planning and Portfolio Management of the Pharmaceutical Research Institute of Bristol-Myers Squibb Company. From 1996 to 1998, Dr. Rozencweig was Vice President, Strategic and Scientific Evaluation of the Pharmaceutical Group of Bristol-Myers. From 1983 to 1996, Dr. Rozencweig was Vice President, Infectious Diseases and Oncology at the Pharmaceutical Research Institute of Bristol-Myers. Dr. Rozencweig is well known for his work in medical oncology, new drug development and clinical trial methodology. At Bristol-Myers, he played a prominent role in the clinical development and registration strategies of many new anticancer agents and pioneered the regulatory approach to accelerated approval of new drugs for the treatment of life-threatening diseases. Dr. Rozencweig has also worked at the National Cancer Institute in Bethesda, Maryland and the Jules Bordet Institute in Brussels, Belgium. He has been a consultant to the German government for the appropriation of federal resources for cancer research in Germany. Dr. Rozencweig received his M.D. from the Free University of Brussels. Dr. Rozencweig has been a director of the Company since August 1997.

Committees of the Board of Directors

            The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. The members of the Compensation Committee are John L. Cassis, David J. Galas and George S. Frazza. Dr. Galas became a member of the Compensation Committee on June 11, 1999, succeeding Richard Kessler who was a member of the Compensation Committee until his term as a Director expired on that date. The Compensation Committee makes recommendations to the full Board as to the compensation of senior management, administers the Company's 1989 Stock Option Plan, 1997 Long Term Incentive Plan and 1999 Long Term Incentive Plan and determines the persons who are to receive options under such plans and the number of shares subject to each option.

            The members of the Audit Committee are John L. Cassis, George S. Frazza and Joseph A. Mollica, Ph.D. Mr. Frazza became a member of the Audit Committee on June 11, 1999, succeeding Richard Kessler who was a member of the Audit Committee until his term as a Director expired on that date. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies.

            The members of the Nominating Committee are John L. Cassis, Richard
J. Cote, M.D. and Anu D. Saad, Ph.D. The Nominating Committee recommends to the Board nominees for election as directors of the Company.

            The Board of Directors met eleven times during the fiscal year ended December 31, 1999. Each of the Audit Committee and the Compensation Committee met twice during the fiscal year ended December 31, 1999. The Nominating Committee met three times during the fiscal year ended December 31, 1999. Each of the persons named above attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees of the Board on which such person served which were held during the time that such person served.

            The certificate of incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware corporation law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of such provision of the certificate of incorporation by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Executive Officers

            Certain information concerning the executive officers of the Company is set forth below. Information concerning ownership of Common Stock by such executive officers is set forth under "Security Ownership of Directors and Officers." All information was furnished by them to the Company.

            Anu D. Saad, Ph.D. Information concerning Dr. Saad is set forth above under "Nominees for Election."

            Richard P. Adelson, age 34. Richard Adelson has been Executive Vice President and Chief Operating Officer of the Company since November 1999. From June 1999 to November 1999, Mr. Adelson was Executive Vice President and Senior Vice President of Operations, Sales and Marketing of the Company. From February 1998 to June 1999, he was Senior Vice President, Sales and Marketing of the Company. From August 1996 through January 1998 he was Vice President, Sales of the Company. He was Director of Sales of the Company from August 1994 to August 1996. From January 1992 to August 1994, Mr. Adelson served the Company as District and Regional Sales Manager for the New York Metro Region. Prior to joining IMPATH, Mr. Adelson was a

Sales Representative for Surgipath Medical Industries, Inc., a medical equipment company. Mr. Adelson received his Bachelor's Degree in Biology from the State University of New York at Albany and studied at the Harvard School of Dental Medicine.

            David J. Cammarata, age 36. Mr. Cammarata has been Chief Financial Officer of the Company since November 1999. From October 1998 through November 1999, Mr. Cammarata was Vice President, Corporate Controller, of the Company. >From June 1994 through October 1998, Mr. Cammarata was Corporate Controller of the Company. Prior to joining IMPATH, Mr. Cammarata spent four years with Corning-Metpath, serving two years as a Senior Auditor and later as Assistant Controller for the Company's Northwest California division. Mr. Cammarata, a Certified Public Accountant, received his B.S. in Accounting from Seton Hall University.

            James B. Douglass, Ph.D., age 50. Dr. Douglass has been Chief Information Officer of the Company since October 1999. Prior to joining IMPATH, Dr. Douglass served as Vice President and General Manager of the Research and Consulting Division of NDC Health Information Services. Earlier in his career, Dr. Douglass spent six years in various roles including Senior Vice President and General Manager, Market Research Division of IMS America.. Dr. Douglass also launched and managed Douglass Associates and served as Chief Statistician with Opinion Research Corporation, and Research Statistician with Educational Testing Service. Dr. Douglass received his B.A. in Mathematics, and M.A. and Ph.D. in Applied Statistics and Research Design, from Michigan State University.

Executive Compensation

            The following table sets forth information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning the compensation of the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                                          Annual Compensation     Compensation
                                                                          -------------------   -----------------
                                                                                                Shares Underlying      All Other
                   Name and Principal Position               Fiscal Year   Salary     Bonus          Options        Compensation (1)
                   ---------------------------               -----------  --------   --------   -----------------   ----------------
Anu D. Saad, Ph.D..........................................     1999      $250,000   $180,000        30,000             $3,600
     President and Chief Executive Officer                      1998       235,000    123,000           -0-              3,472
                                                                1997       210,000    103,500        50,000              1,931

Richard P. Adelson.........................................     1999      $171,000   $132,300        20,000             $3,600
     Executive Vice President and Chief Operating Officer       1998       150,000     76,000           -0-              3,111
                                                                1997       125,000     67,500        30,000              1,618

David J. Cammarata.........................................     1999      $132,250    $36,000        10,000             $3,229
     Chief Financial Officer                                    1998       105,000     22,500           -0-              1,906
                                                                1997        95,000     27,000        10,000              1,100

James B. Douglass, Ph.D. (2)...............................     1999       $52,675    $10,000        25,000             $  -0-
     Chief Information Officer

John P. Gandolfo(3)........................................     1999      $211,994     $  -0-           -0-             $3,600
                                                                1998       210,000     74,000           -0-              3,042
                                                                1997       190,000     54,000        42,500              2,248

-------------------
(1) Consists of contributions made by the Company to the IMPATH Inc. 401(k) Retirement Savings Plan on behalf of such executive officer.
(2) Dr. Douglass was appointed Chief Information Officer of the Company effective October 4, 1999.
(3) Mr. Gandolfo resigned as Chief Financial Officer and Chief Operating Officer of the Company effective November 15, 1999.

            The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table who were granted stock options during the fiscal year ended December 31, 1999. The amounts shown for the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     OPTION GRANTS IN THE FISCAL YEAR ENDED
                                DECEMBER 31, 1999

                                                                                                               Potential Realizable
                                                                                                                 Value at Assumed
                                                                                                                  Annual Rates of
                                                                                                                    Stock Price
                                                                                                                 Appreciation for
                                                               Individual Grants                                    Option Term
                                     -------------------------------------------------------------------      ----------------------
                                     Options       % of Total Options           Exercise
                                     Granted      Granted to Employees           Price        Expiration
        Name                           (#)           in Fiscal Year              ($/Sh)           Date            5%          10%
----------------------------         -------      --------------------          --------      ----------      --------    ----------
Anu D. Saad, Ph.D.                    30,000              15.7%                 $22.375        10/28/09       $422,239    $1,070,039
Richard P. Adelson                    20,000              10.4%                  22.375        10/28/09        281,493       713,359
David J. Cammarata                    10,000               5.2%                  22.375        10/28/09        140,747       356,680
James B. Douglass, Ph.D. (1)          25,000              13.1%                  22.375        10/28/09        351,867       891,699

-------------------
(1) Dr. Douglass was appointed Chief Information Officer of the Company effective October 4, 1999.

            The following table sets forth the number of shares of Common Stock acquired upon the exercise of options by the executive officers of the Company named in the Summary Compensation Table during 1999, the aggregate market value, net of exercise price, of such shares on the date of such exercise for each such executive officer and the number and value of options held by such officers at December 31, 1999.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR END OPTION VALUES

                                                                         Number of Unexercised             Value of Unexercised
                                                                                Options                    In-the-Money Options
                                                                      at 1999 Fiscal Year End (#)       at 1999 Fiscal Year End (1)
                                                                     ------------------------------     ----------------------------
                                 Shares Acquired
        Name                      on Exercise (#)  Value Realized    Exercisable       Unexercisable    Exercisable    Unexercisable
---------------------------      ---------------   --------------    -----------       -------------    -----------    -------------
Anu D. Saad, Ph.D.                    47,522         $983,787.68       50,778             56,083         $361,466        $255,609
Richard P. Adelson                     2,008           44,111.40       28,384             35,650          202,183         140,425
David J. Cammarata                       -0-                 -0-       12,523             17,450          115,512          57,506
James B. Douglass, Ph.D.(2)              -0-                 -0-        3,646             21,354           11,148          65,290
John P. Gandolfo(3)                   37,391          272,991.49          -0-                -0-              -0-             -0-

---------------------
(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.
(2) Dr. Douglass was appointed Chief Information Officer of the Company effective October 4, 1999.
(3) Mr. Gandolfo resigned as Chief Financial Officer and Chief Operating Officer of the Company effective November 15, 1999.

Employment-Related Agreements with Executive Officers

            The Company has entered into employment-related agreements with Dr. Saad and Mr. Adelson. Each agreement provides that in the event that the employment of the executive officer is terminated by the Company without cause or the executive officer terminates his or her employment for good reason, the Company will continue to pay his or her base salary for one year after termination, subject to setoff for any cash compensation paid to the executive officer by any subsequent employer during such one-year period. Each agreement also provides that the stock options granted to each executive officer prior to September 12, 1997 will fully vest upon a merger, consolidation or tender or exchange offer that results or would result in a change in control of the Company, or the sale of all or substantially all of the assets of the Company. Each executive officer is prohibited under his or her agreement from engaging in any business in competition with the Company during the period of his or her employment with the Company and for one year thereafter.

Compensation of Directors

            The Company pays its directors who are not employees of the Company a fee of $1,000 for each directors' meeting attended. In June 1999, the Company granted to David J. Galas stock options to purchase 10,632 shares of Common Stock at a purchase price of $26.00 per share in connection with Dr. Galas's appointment to the Board of Directors of the Company. In October 1999, the Company granted to each of John L. Cassis, Richard J. Cote and Joseph A. Mollica stock options to purchase 10,000 shares of Common Stock at a purchase price of $22.375 per share. The options granted to each of Dr. Galas, Mr. Cassis, Dr. Cote and Dr. Mollica vest over a four-year period following the date of grant. During 1999, the Company paid Dr. Cote $111,000 for consulting services provided by him to the Company.

Compensation Committee
Interlocks and Insider Participation

            All executive officer compensation decisions have been made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are John L. Cassis, David J. Galas and George S. Frazza. Dr. Galas became a member of the Compensation Committee on June 11, 1999, succeeding Richard Kessler who was a member of the Compensation Committee until his term as a Director expired on that date. All of the current and former members of the Compensation Committee are and have been independent directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

            Under Section 16(a) of the Securities Exchange Act of 1934, directors and officers of the Company, and persons who own more than ten percent of the Common Stock, are required to file reports concerning their beneficial ownership of securities of the Company with the Securities and Exchange Commission. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

            To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and confirmations that no other reports were required during the fiscal year ended December 31, 1999, except as provided below, its directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements. David J. Galas reported his initial beneficial ownership of Common Stock on Form 5 in February 1999. Anu D. Saad reported exercises of options to purchase Common Stock occurring in March 1999 and July 1999 on Form 5 in February 2000. George S. Frazza reported the purchase of Common Stock occurring in November 1999 on Form 5 in February 2000.

Performance Graph

            The following performance graph compares the cumulative total shareholder return on the Common Stock to the S&P 500 Index and to the SIC Code Index for the Company since its initial public offering. The SIC Code Index is composed of 24 public companies with the same Standard Industrial Classification Code as the Company. The graph assumes that $100 was invested in the Common Stock at the Company's initial public offering price of $13.00 and in each Index on February 21, 1996 and that all dividends were reinvested.

                             CUMULATIVE TOTAL RETURN
                                COMPARISON GRAPH

                               [BAR CHART OMITTED]

                      ----------------------------------------------------------
                      02/21/96    12/31/96    12/31/97     12/31/98     12/31/99
--------------------------------------------------------------------------------
IMPATH Inc.            100.00      125.00      218.33       176.67       169.58
--------------------------------------------------------------------------------
SIC Code Index         100.00       83.27       70.11        59.16       104.98
--------------------------------------------------------------------------------
S&P 500 Index          100.00      117.82      157.13       202.03       244.55
--------------------------------------------------------------------------------

Report of the Compensation Committee

            The Compensation Committee of the Board of Directors (the "Committee") determines the compensation arrangements for executive officers and senior management of the Company. In formulating the Company's executive compensation program, the Committee seeks to provide competitive levels of compensation which will assist the Company in attracting and retaining qualified executives, reward individual initiative and achievement and integrate executive pay with the interests of the Company's stockholders in achieving the Company's annual and long-term performance goals.

            The compensation program for the Company's executives consists of base salary, an annual incentive bonus plan for key employees including the chief executive officer, the chief financial officer. the chief information officer and the chief operating officer, and stock options. The Company's salary levels are intended to be consistent with competitive requirements and levels of responsibility. Salary levels are largely determined through comparisons with companies of similar size and complexity. Salary adjustments, which are normally made annually, are determined by monitoring the competitive market place, the overall financial performance of the Company, the performance of the individual executive and any increased responsibilities assumed by the executive. On the basis of the foregoing factors, the Committee established a 1999 salary of $250,000 for Anu D. Saad, Ph.D., President and Chief Executive Officer of the Company.

            Awards under the annual incentive bonus plan are based upon the level of achievement by the Company of its annual financial plan as approved by the Board of Directors. The financial plan focuses on achievement of certain levels of revenues and pre-tax income, which the Committee believes are primary determinants of share price over time. The financial plan is established at the beginning of each fiscal year by the Board of Directors after consultation with management. A target bonus opportunity is established for each executive based on his or her level of responsibility, potential contribution to the success of the Company and competitive considerations. To determine the actual award to an executive, a year-end assessment is made of the Company's performance and the executive's role in achieving that performance. This individual assessment, combined with the Company's financial results, insures that individual awards reflect an executive's specific contribution to the success of the Company. For 1999, payments under the annual incentive bonus plan were $180,000 to Dr. Saad, $132,300 to Richard P. Adelson, Executive Vice President and Chief Operating Officer of the Company, $36,000 to David J. Cammarata, Chief Financial Officer of the Company, and $10,000 to James B. Douglass, Ph.D., Chief Information Officer of the Company.

            The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee strongly believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company's stock, the interests of the Company's stockholders and executives will be most closely aligned. The number of options granted to executive officers is based on individual performance and level of responsibility and must be sufficient in size to provide a strong incentive for executives to work for the long term business interests of the Company.

            Section 162(m) of the Code limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

            The Committee believes that the compensation program for executives of the Company is competitive with the compensation programs provided by other companies with which the Company competes for executive talent and by other companies of similar size in similar industries. The Committee believes that amounts paid under the incentive bonus plan are appropriately related to Company and individual performance, yielding awards which are directly linked to the annual and longer term financial results of the Company. The Committee also believes that the stock option program provides opportunities to executives that are consistent with the returns that are generated on behalf of the Company's stockholders.

            Richard Kessler was a member of the Compensation Committee during 1999 until his term as a Director of the Company expired on June 11, 1999.

                                           THE COMPENSATION COMMITTEE
                                           OF THE BOARD OF DIRECTORS

                                                John L. Cassis
                                                George S. Frazza
                                                David J. Galas

                         II. APPROVAL OF THE IMPATH INC.
                          2000 LONG TERM INCENTIVE PLAN

            The Board of Directors of the Company believes that attracting and retaining highly qualified key employees and directors is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and rewards for outstanding service. In this regard, stock options and other stock-related awards have been and will continue to be an important element of the Company's compensation program because such awards enable employees and directors to acquire or increase their proprietary interest in the Company, thereby promoting a close identity of interests between such individuals and the Company's stockholders. Such awards also provide to employees and directors an increased incentive to expend their maximum efforts for the success of the Company's business.

            Stock options have been granted by the Company under its 1989 Stock Option (the "1989 Plan"), its 1997 Long Term Incentive Plan ("1997 Plan") and its 1999 Long Term Incentive Plan ("1999 Plan"). There are no shares available for stock option grants under the 1989 Plan or under the 1997 Plan and only a limited number of shares remain available for stock option grants under the 1999 Plan. Stock option grants have been an important aspect of the Company's compensation program in attracting and retaining senior executives, directors and other key personnel. The Board of Directors believes that it is in the interests of the Company and its stockholders that the ability of the Company to grant stock options and other stock-based awards be continued.

            Accordingly, on April 25, 2000, the Board of Directors adopted, subject to stockholder approval at the Meeting, the IMPATH Inc. 2000 Long Term Incentive Plan (the "Incentive Plan"). In authorizing grants of stock options and restricted stock, the Incentive Plan is intended to give the Company flexibility to respond to rapidly changing business, economic and regulatory requirements and conditions. In addition, such flexibility will enhance the ability of the Company to closely link compensation to performance. The Incentive Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the Incentive Plan is set forth in Exhibit A hereto.

            The following discussion of the material features of the Incentive Plan is qualified by reference to the text of the Incentive Plan set forth in Exhibit A hereto.

            Shares Subject to the Plan. Under the Incentive Plan, 800,000 shares of Common Stock will be available for issuance of awards. Shares distributed under the Incentive Plan may be either newly issued shares or treasury shares. If any shares subject to an Incentive Plan award are forfeited or an award otherwise terminates without a distribution of shares, the shares subject to such award will again be available for awards under the Incentive Plan. The number of shares of Common Stock subject to all awards granted to any individual under the Incentive Plan in any one-year period shall not exceed 100,000 shares, subject to the adjustments described in the next paragraph.

            The Incentive Plan provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Compensation Committee of the Board of Directors (the "Committee") may adjust (i) the number and kind of shares which may be issued in connection with awards, (ii) the number and kind of shares issued or issuable in respect of outstanding awards, and (iii) the exercise price, grant price, or purchase price relating to any award. The Committee may also adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations or accounting principles. As provided in the Incentive Plan, in connection with any merger or consolidation involving the Company or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Incentive Plan will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

            Eligibility. Any employee, including any officer or employee-director, of the Company and its subsidiaries or affiliated companies is eligible to receive awards under the Incentive Plan. Directors of the Company who are not employees are eligible for grants of stock options under the Incentive Plan.

            Administration. The Incentive Plan will be administered by the Committee. Subject to the terms and conditions of the Incentive Plan, the Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries and affiliated companies, determine the type and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the Incentive Plan, specify rules and regulations relating to the Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the Incentive Plan.

            Stock Options. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The exercise price per share of Common Stock subject to an option is determined by the Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of each such option, the times at which each such option shall be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Committee, except no ISO will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, or in stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, such as through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time.

            Restricted Stock. The Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period established by the Committee. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

            Other Terms of Awards. The flexible terms of the Incentive Plan will permit the Committee to impose performance conditions with respect to any award. Such conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability or settlement of an award be linked to achievement of performance conditions.

            Awards may be settled in stock, other awards or other property, in the discretion of the Committee. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired Common Stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution to a guardian or legal representative designated to exercise such person's rights and receive distributions under the Incentive Plan upon such person's death, or otherwise if permitted under Rule 16b-3 and by the Committee.

            The Board may amend, modify or terminate the Incentive Plan at any time provided that (i) the number of shares of Common Stock available under the Incentive Plan may not be increased without stockholder approval (subject to certain provisions relating to adjustment as discussed above) and (ii) no amendment or termination of the Incentive Plan may, without a participant's consent, adversely affect any rights already accrued under the Incentive Plan by the participant. In addition, no amendment or modification shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), or rules of any stock exchange on which the Common Stock is listed) (i) in any manner affect the eligibility requirements of the Incentive Plan, (ii) increase the number of shares of Common Stock subject to any option or (iii) extend the period during which awards may be granted under the Incentive Plan.

            No awards may be granted under the Incentive Plan after December 31, 2009. Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate when no shares remain available for issuance and the Company has no further obligation with respect to any outstanding award.

            Federal Income Tax Implications of the Plan. The following description summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. The grant of an option will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable Common Stock acquired on the date of exercise. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

            A participant's disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

            With respect to awards involving stock that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares.

            Section 162(m) of the Code limits deductibility of certain compensation for each of the Chief Executive Officer of the Company and the additional four executive officers who are highest paid and employed at year end to $1 million per year. The Company anticipates that action will be taken with respect to awards under the Incentive Plan to ensure deductibility.

            The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock to be distributed will be withheld (or previously acquired stock surrendered by the participant) to satisfy withholding and other tax obligations.

            The foregoing summarizes the material federal income tax consequences arising with respect to the issuance and exercise of awards granted under the Incentive Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute or within six months of an exempt grant of a derivative security under the Incentive Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

            No stock options or other awards have been granted or committed to under the Incentive Plan. The number of stock options or other awards that may be granted to any executive officer of the Company or other employee or participant pursuant to the Incentive Plan is not currently determinable and is in the discretion of the Committee. On April 24, 2000, the closing price of the Common Stock on The Nasdaq National Market was $45.25 per share.

            The Board of Directors recommends that the Company's stockholders vote FOR approval of the Incentive Plan. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such Proxy.

                         III. RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

            The Board of Directors of the Company has selected KPMG LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2000. The Board of Directors considers KPMG LLP to be eminently qualified.

            Although it is not required to do so, the Board of Directors is submitting its selection of KPMG LLP for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

            The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG LLP to examine the financial statements of the Company for the Company's fiscal year ending December 31, 2000. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

            A representative of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                                IV. OTHER MATTERS

            The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

Miscellaneous

            If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors, FOR approval of the IMPATH Inc. 2000 Long Term Incentive Plan and FOR ratification of the Board of Directors' selection of independent accountants for the Company. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

            All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone, telecopier or telegram, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

            It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals

            Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company by December 30, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

New York, New York                              Richard P. Adelson, Secretary
April 28, 2000

                                                                       EXHIBIT A

                                   IMPATH INC.
                          2000 LONG TERM INCENTIVE PLAN

            SECTION 1. Purpose. The purposes of this IMPATH Inc. 2000 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, IMPATH Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

            SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

            "Award" shall mean any Option or Restricted Security granted under the Plan.

            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

            "Board" shall mean the Board of Directors of the Company.

            "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

            "Common Stock" shall mean the common stock of the Company, $.005 par value.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Committee" shall mean the Compensation Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors.

            "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

            "Employee" shall mean any employee of the Company or of any Affiliate.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

            "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

            "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

            "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            "Participant" shall mean any individual granted an Award under the Plan.

            "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

            "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

            "Restricted Securities" shall mean any Common Shares granted under
Section 6(b) of the Plan, any right granted under Section 6(b) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

            "Rule 16a-1" and "Rule 16b-3" shall mean, respectively, Rule 16a-1 and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number of Common Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances Common Shares payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after December 31, 2009.

            SECTION 4. Common Shares Available for Awards.

            (a) Common Shares Available. Subject to adjustment as provided in
Section 4(b):

                  (i) Calculation of Number of Common Shares Available. The
            number of Common Shares available for granting Awards under the Plan shall be 800,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 800,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Common Shares, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

                  (ii) Sources of Common Shares Deliverable Under Awards. Any
            Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

            (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

            In connection with any merger or consolidation involving the Company which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by
Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

            SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

            SECTION 6. Awards.

            (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (i) Exercise Price. The purchase price per Common Share
            purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market

            Value of a Common Share on the date of grant of such Option, or such higher price as required under Subsection 6(a)(iv) or (v) hereof.

                  (ii) Time and Method of Exercise. Subject to the terms of
            Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iii) Exercisability Upon Death, Retirement and Termination of
            Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

                  (A) Upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or
            (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                  (B) Upon termination of a Participant's employment with the
            Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                  (C) Upon termination of a Participant's employment with the
            Company under any circumstances not described in paragraphs (A) or
            (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                  (D) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised; and

                  (E) For purposes of paragraphs (A) through (C) above, the
            period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

                  (iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

                  (A) No Incentive Stock Option shall be granted to any eligible
            Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

                  (B) To the extent that the aggregate Fair Market Value of the
            Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

                  (v) Other Terms and Conditions of Options. Notwithstanding any
            provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "nonemployee director" as defined in Rule 16b-3, then, the terms and conditions of Options granted under the Plan to any director or officer, as defined in Rule 16a-1, of the Company during such period, unless other terms and conditions are approved in advance by the Board, shall be as follows:

                  (A) The price at which each Common Share subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 4, in no event be less than the Fair Market Value of a Common Share on the date of grant, and provided further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant; and

                  (B) The Option may be exercised to purchase Common Shares
            covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

            (b) Restricted Securities.

                  (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                  (ii) Registration. Restricted Securities granted under the
            Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificates or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

                  (iii) Forfeiture. Except as otherwise determined by the
            Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

            (c) General.

                  (i) Limits on Transfer of Awards.

                  (A) No Award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                  (B) Each Award, and each right under any Award, shall be
            exercisable, during the Participant's lifetime only by the Participant or if permissible under applicable law, by the Participant's guardian or legal representative.

                  (ii) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                  (iii) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16a-1 and Rule 16b-3.

                  (iv) Common Share Certificates. All certificates for Common
            Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (v) Delivery of Common Shares or Other Securities and Payment
            by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

            SECTION 7. Amendments. Except to the extent prohibited by applicable law:

            (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                  (i) increase the total number of Common Shares available for
            Awards under the Plan, except as provided in Section 4(b) hereof; or

                  (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

            (b) Amendments to Awards. The Committee may amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

            SECTION 8. General Provisions.

            (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

            (b) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

            (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

            (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

            (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

            (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

            (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (h) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan was adopted by the Board on April 25, 2000 subject to stockholder approval. The Plan shall be void if the stockholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after April 25, 2000, by vote of a majority of shares present or represented and voting thereon at a meeting of stockholders duly called and held for such purpose.

                                  [IMPATH LOGO]

             PROXY - ANNUAL MEETING OF STOCKHOLDERS - JUNE 19, 2000

                                  COMMON STOCK

            The undersigned, a stockholder of IMPATH Inc., does hereby appoint Anu D. Saad, Ph.D. and Richard P. Adelson, or either of them, each with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held on Monday, June 19, 2000, at 9:30 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.

                 (Continued and to be Completed on Reverse Side)

A |X| Please mark your votes as in this example.

1.    Election of Directors.

FOR all nominees listed at right |_|       WITHHOLD AUTHORITY |_|
(except as marked to the contrary below)   to vote for all nominees listed
                                           at right

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

Nominees: Anu D. Saad, Ph.D., John L. Cassis, Richard J. Cote, M.D., George S. Frazza, Esq., David J. Galas, Ph.D., Joseph A. Mollica, Ph.D., and Marcel Rozencweig, M.D.

2.    Approval of the IMPATH Inc. 2000 Long Term Incentive Plan.

  FOR |_|                       AGAINST |_|                       ABSTAIN |_|

3. Ratification of appointment of KPMG LLP as independent accountants for fiscal 2000.

  FOR |_|                       AGAINST |_|                       ABSTAIN |_|

The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1, 2 OR 3. THEY WILL BE VOTED "FOR" THE ITEM(S) AS TO WHICH NO DIRECTION IS INDICATED.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here                       (L.S.)                     (L.S.)

                        Dated             , 2000

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.